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EXHIBIT 3A.1 - AMENDMENT TO ARTICLES OF INCORPORATION

                             CERTIFICATE OF ADOPTION
                                       OF
                   AMENDMENT TO THE ARTICLES OF INCORPORATION
                                       OF
                            KILLBUCK BANCSHARES, INC.

         The undersigned, Luther E. Proper and Jon D. Boley, President and Secretary, respectively, of Killbuck Bancshares, Inc., an Ohio corporation, hereby certify that the following resolution was duly adopted by the Shareholders of Killbuck Bancshares, Inc. on April 13, 1998, by a vote of in excess of two-thirds of the outstanding shares of its voting common stock; namely 103,877 shares in favor, no shares opposed, and 2 shares abstaining.

         Resolved, that the Articles of Incorporation of Killbuck Bancshares, Inc. be and the same hereby are duly amended to cause a 5:1 stock split, pursuant to which each outstanding share of the Corporation's no par value common shares shall be converted into five shares of the Corporation's no par value common stock and Article Fourth of the Articles of Incorporation is hereby amended to read in its entirety as follows:

FOURTH: The maximum number of shares which the Corporation is authorized to have outstanding is one million (1,000,000), all of which shall be designated as Common Stock, without par value.

         The undersigned further certify that the resolution adopting such Amendment to the Articles of Incorporation is still in full force and effect.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate of Adoption of Amendment to the Articles of Incorporation this 27th day of May, 1998.

                                                /s/ Luther E. Proper
                                                --------------------------------
                                                Luther E. Proper, President


                                                /s/ Jon D. Boley
                                                --------------------------------
                                                Jon D. Boley, Secretary